Exhibit 99.1

Cohu Reports Second Quarter 2012 Operating Results

POWAY, Calif., July 25, 2012 — Cohu, Inc. (NASDAQ:COHU) today reported fiscal 2012 second quarter net sales of $59.4 million and GAAP net loss of $2.1 million or $0.09 per share. Net sales for the first six months of 2012 were $112.7 million and GAAP net loss was $5.3 million or $0.22 per share.

The Company also reported non-GAAP results, with second quarter 2012 net loss of $0.2 million or $0.01 per share and net loss of $1.6 million or $0.07 per share for the first six months of 2012.

GAAP Results

	Q2 FY 2012	Q1 FY 2012	Q2 FY 2011
Net sales	$ 59.4 million	$ 53.3 million	$ 80.9 million
Net income (loss)	$ (2.1) million	$ (3.2) million	$ 5.1 million
Income (loss) per share	$(0.09)	$(0.13)	$0.21

	6 Months 2012	6 Months 2011
Net sales	$ 112.7 million	$ 170.6 million
Net income (loss)	$ (5.3) million	$ 11.6 million
Income (loss) per share	$(0.22)	$0.47

Non-GAAP Results

	Q2 FY 2012	Q1 FY 2012	Q2 FY 2011
Non-GAAP net income (loss)	$ (0.2) million	$ (1.5) million	$ 6.8 million
Non-GAAP income (loss) per share	$(0.01)	$(0.06)	$0.28

	6 Months 2012	6 Months 2011
Non-GAAP net income (loss)	$ (1.6) million	$ 15.5 million
Non-GAAP income (loss) per share	$(0.07)	$0.63

Sales of semiconductor equipment accounted for 82% of fiscal 2012 second quarter sales. Microwave communications equipment and video cameras and related equipment contributed 10% and 8%, respectively, for the same period.

Orders were $69.8 million for the second quarter of 2012 and $53.0 million for the first quarter of 2012. Orders for semiconductor equipment were $59.5 million in the second quarter of 2012 compared to $41.4 million in the first quarter of 2012. Total consolidated backlog was $62.0 million at June 30, 2012 compared to $51.6 million at March 31, 2012. Cohu expects third quarter 2012 sales to be approximately $60 million.

James A. Donahue, Chairman, President and Chief Executive Officer stated, “Revenue was at the high end of our guidance due to increased sales of semiconductor test handling equipment. Orders for semiconductor equipment increased 44% sequentially and were the highest since the second quarter of 2011.”

Donahue concluded, “The strong orders received during the second quarter are encouraging, but forecasts and near term outlooks from our customers are mixed, due largely to macroeconomic concerns. Successful evaluations of our handling equipment over the last several quarters by multiple customers position us for volume production orders as business conditions improve.”

Cohu’s Board of Directors approved a quarterly cash dividend of $0.06 per share payable on October 26, 2012 to shareholders of record on August 31, 2012. Cohu has paid consecutive quarterly cash dividends since 1977.

Use of Non-GAAP Financial Information:

Included within this press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation and the amortization of acquired intangible assets. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain matters discussed in this release, including statements concerning Cohu’s expectations of business conditions, orders, sales, revenues and operating results are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, inventory, goodwill and other intangible asset write-downs; our ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; our reliance on third-party contract manufacturers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor test handler industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; and the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. Cohu assumes no obligation to update the information in this release.

About Cohu:

Cohu is a supplier of test handling, burn-in, thermal subsystems and MEMS test solutions used by the global semiconductor industry, microwave communications and video equipment.

Cohu will be conducting their conference call on Wednesday, July 25, 2012 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com. Contact: Jeffrey D. Jones—Investor Relations (858) 848-8106

COHU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended (1)		Six Months Ended (1)
	June 30,	June 25,	June 30,	June 25,
	2012	2011	2012	2011
Net sales	$59,404	$80,896	$112,700	$170,596
Cost and expenses:
Cost of sales	41,740	54,349	79,497	115,234
Research and development	8,688	9,284	17,058	18,367
Selling, general and administrative	11,041	11,434	21,917	23,524

	61,469	75,067	118,472	157,125

Income (loss) from operations	(2,065)	5,829	(5,772)	13,471
Interest and other, net	89	116	181	226

Income (loss) before income taxes	(1,976)	5,945	(5,591)	13,697
Income tax provision (benefit)	133	895	(258)	2,073

Net income (loss)	$(2,109)	$5,050	$(5,333)	$11,624

Income (loss) per share:
Basic	$(0.09)	$0.21	$(0.22)	$0.48

Diluted	$(0.09)	$0.21	$(0.22)	$0.47

Weighted average shares used in computing income (loss) per share (2):
Basic	24,432	24,103	24,392	24,060

Diluted	24,432	24,484	24,392	24,483

(1)	The three- and six-month periods ended June 30, 2012 and June 25, 2011 were comprised of 13 weeks and 26 weeks, respectively.
(2)	For the three- and six-month periods ended June 30, 2012, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect.

COHU, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	June 30,	December 31,
	2012	2011
Assets:
Current assets:
Cash and investments	$106,622	$105,002
Accounts receivable	42,190	41,922
Inventories	72,966	82,689
Deferred taxes and other	12,973	14,203

Total current assets	234,751	243,816
Property, plant & equipment, net	35,557	36,981
Goodwill	57,106	58,060
Intangible assets, net	19,278	21,828
Other assets	1,263	923

Total assets	$347,955	$361,608

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$4,159	$2,821
Other current liabilities	42,273	49,050

Total current liabilities	46,432	51,871
Deferred taxes and other noncurrent liabilities	17,864	18,706
Stockholders’ equity	283,659	291,031

Total liabilities & stockholders’ equity	$347,955	$361,608

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 25,
	2012	2012	2011
Income (loss) from operations—GAAP basis (a)	$(2,065)	$(3,707)	$5,829

Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	125	105	90
Research and development	337	323	266
Selling, general and administrative	789	616	582

	1,251	1,044	938
Amortization of intangible assets included in (c):
Cost of goods sold	832	847	930
Selling, general and administrative	154	156	171

	986	1,003	1,101

Income (loss) from operations—non-GAAP basis (d)	$172	$(1,660)	$7,868

Net income (loss)—GAAP basis	$(2,109)	$(3,224)	$5,050
Non-GAAP adjustments (as scheduled above)	2,237	2,047	2,039
Tax effect of non-GAAP adjustments (e)	(291)	(298)	(321)

Net income (loss)—non-GAAP basis	$(163)	$(1,475)	$6,768

GAAP net income (loss) per share—diluted	$(0.09)	$(0.13)	$0.21

Non-GAAP net income (loss) per share—diluted (f)	$(0.01)	$(0.06)	$0.28

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(3.5)%, (7.0)% and 7.2% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco.
(d)	0.3%, (3.1)% and 9.7% of net sales, respectively.
(e)	To adjust the provision for income taxes related to the adjustments described in notes (b) and (c) above based on applicable tax rates.
(f)	Computed using number of GAAP diluted shares outstanding for each period presented.

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Six Months Ended
	June 30, 2012	June 25, 2011
Income (loss) from operations—GAAP basis (a)	$(5,772)	$13,471

Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	230	182
Research and development	660	602
Selling, general and administrative	1,405	1,202

	2,295	1,986
Amortization of intangible assets included in (c):
Cost of goods sold	1,679	2,152
Selling, general and administrative	310	367

	1,989	2,519

Income (loss) from operations—non-GAAP basis (d)	$(1,488)	$17,976

Net income (loss)—GAAP basis	$(5,333)	$11,624
Non-GAAP adjustments (as scheduled above)	4,284	4,505
Tax effect of non-GAAP adjustments (e)	(589)	(601)

Net income (loss)—non-GAAP basis	$(1,638)	$15,528

GAAP net income (loss) per share—diluted	$(0.22)	$0.47

Non-GAAP net income (loss) per share—diluted (f)	$(0.07)	$0.63

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(5.1)% and 7.9% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco for the six months ended June 30, 2012 and to eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco, the fiscal 2007 acquisition of Tandberg Television AVS GmbH and the fiscal 2006 acquisition of Unigen for the six months ended June 25, 2011.
(d)	(1.3)% and 10.5% of net sales, respectively
(e)	To adjust the provision for income taxes related to the adjustments described in notes (b), (c) and (d) above based on applicable tax rates.
(f)	Computed using number of GAAP diluted shares outstanding for each period presented.